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SUPPLEMENT
(To Prospectus Supplement dated October 28, 2003
to Prospectus dated August 26, 2003)



                          $1,390,168,100 (Approximate)
                     STRUCTURED ASSET SECURITIES CORPORATION
               Mortgage Pass-Through Certificates, Series 2003-34A


         Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated October 28, 2003 (the "Prospectus Supplement"), on page S-87 under "Pool 6 Mortgage Loans," the third paragraph is hereby deleted and replaced with the following:

                All of the Pool 6 Mortgage Loans provide for a fixed interest rate during an initial period of approximately seven years from the date of origination, and thereafter provide for adjustments to the Mortgage Rates on a semi-annual or an annual basis.

         All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                             _____________________


                The date of this Supplement is November 19, 2003.